Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of October 29, 2018 (the “Effective Date”) between Vigilant Diversified Holdings, Inc., a Nevada corporation (“VIGILANT”), on the one hand, and FUGA, Inc., a Wyoming corporation (“FUGA”), and the holders of ordinary common shares of FUGA (each an “FUGA Stockholder” and collectively the “FUGA Stockholders”), on the other hand.

WHEREAS, the FUGA Stockholders own 500,000, common shares, no par value, of FUGA, constituting 100% of the issued and outstanding common shares of FUGA (the “FUGA Shares”); and

WHEREAS, VIGILANT is a shell company whose common stock is registered with the U.S. Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended; and

WHEREAS, VIGILANT presently has 500,000,000, $0.0001 par value common shares authorized; and

WHEREAS, subject to the terms and conditions of this Agreement, the FUGA Stockholders believe it is in their best interests to exchange all of the FUGA Shares for an aggregate of 5,500,000 shares of common stock (“Common Stock”), par value $.0001 per share of VIGILANT (the “VIGILANT FUGA Shares”), or such proportionate shares as the FUGA Stockholders are willing to exchange, delivered on the Closing Date, thereby making FUGA a subsidiary of VIGILANT; and

WHEREAS, the parties intend that the exchange of stock qualifies as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the business combination contemplated hereby be accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of FUGA, pursuant to which FUGA is treated as the continuing entity.

WHEREAS, VIGILANT believes it is in its best interests to acquire the FUGA Shares in exchange for VIGILANT FUGA Shares;

NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and other agreements set forth herein, intending to be legally bound, the parties agree as follows:

ARTICLE I

EXCHANGE OF SHARES

Section 1.1 Agreement to Exchange VIGILANT Shares for FUGA Shares.

a. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the FUGA Stockholders shall sell, assign, transfer, convey and deliver to VIGILANT the FUGA Shares set forth opposite their name on Schedule 1.1 (Exhibit A) hereto representing the percentage of the issued and outstanding common shares of FUGA as set forth therein), and VIGILANT shall accept such securities from the FUGA Stockholders in exchange for the issuance to the FUGA Stockholders of the VIGILANT FUGA SHARES as set forth on Exhibit A (the “Share Exchange Transaction”); and

Section 1.2 Capitalization. On the Closing Date, immediately before the Share Exchange Transaction, VIGILANT shall have authorized 500,000,000 shares of Common Stock, par value $0.0001 per share, of which 16,398,400 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid and 50,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 4,000,000 are designated as Nonvoting Convertible Series A Preferred Stock, 540,000 of which were previously issued but were converted into common stock, which leaves none currently issued and outstanding.

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Section 1.3 Closing. The closing of the Share Exchange Transaction (the “Closing”) shall take place at 5:00 p.m. P.D.T. on the business day after which: (i) each of the parties hereto has executed this Agreement; (ii) the issuance, by FUGA’s independent public accounting firm, of FUGA’s audit report for the years ended December 31, 2017 and 2016 (the “Audit Reports”) and its quarterly reviews for the three months and nine months ended September 30, 2018 and 2017 (the “Review Reports”), which are satisfactory to Vigilant’s Board of Directors and majority shareholders; (iii) Vigilant’s board’s approval to file with the SEC of its Form 8-K, with the Audit Report and Review Report, which shall contain Form 10 information as required under the Securities and Exchange Act of 1934, as amended; (iv) the appropriate corporate and shareholder resolutions approving the Share Exchange Transaction; and (v) any necessary regulatory or governmental consents or waivers (the “Closing Date”). The FUGA Stockholders shall deliver to VIGILANT the following items: (a), within five (5) business days after the execution of this Agreement, the original stock certificates representing the FUGA Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, which will be held until the Closing Date, and (b) within ten (10) business days after the Closing Date, a certificate of incumbency duly recording the registered shareholders of FUGA to reflect the ownership of VIGILANT as a result of the Share Exchange Transaction. In full consideration for the FUGA Shares, VIGILANT (i) shall issue the VIGILANT Shares to the FUGA Stockholders within ten (10) business days after the Closing Date in proportion to the number of FUGA Shares exchanged by each FUGA Stockholder, as detailed on Exhibit A, attached hereto.

Section 1.4 Name Change. On or before the Closing, VIGILANT may change its legal name subject to Board and Shareholder approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VIGILANT

VIGILANT hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization

a. VIGILANT is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by VIGILANT or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of VIGILANT (a “VIGILANT Material Adverse Effect”);

b. Copies of the Articles of Incorporation and Bylaws of VIGILANT, with all amendments thereto to the date hereof, have been furnished to FUGA and the FUGA Stockholders, and such copies are accurate and complete as of the date hereof. The minute books of VIGILANT are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of VIGILANT from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of VIGILANT.

Section 2.2 Capitalization of VIGILANT.

a. The authorized capital stock of VIGILANT, immediately prior to the Closing Date, consists of 500,000,000 shares of Common Stock, par value $.0001 per share, of which 16,398,400 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid and 50,000,000 shares of its Series A Preferred Stock, par value $0.0001 per share, 540,000 shares that were previously issued and converted into common; therefore, none of which are currently issued and outstanding. All of the VIGILANT Shares to be issued on the Closing Date pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof. As of the Closing Date, there are, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued shares of capital stock of VIGILANT other than as set forth on Schedule 2.2.a.

Section 2.3 Authorization and Validity of Agreements. VIGILANT has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VIGILANT and the consummation by VIGILANT of the transactions contemplated hereby have been duly authorized by all necessary corporate action of VIGILANT, and no other corporate proceedings on the part of VIGILANT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

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Section 2.4 No Conflict or Violation. The execution, delivery and performance of this Agreement by VIGILANT does not and will not violate or conflict with any provision of its Articles of Incorporation or Bylaws, as amended, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which VIGILANT is a party or by which it is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of VIGILANT, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which VIGILANT is bound.

Section 2.5 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by VIGILANT or the performance by VIGILANT of its obligations hereunder.

Section 2.6 Securities and Exchange Commission Reports. The Company has filed all forms, reports, statements and other documents required to be filed with the Securities and Exchange Commission.

Section 2.7 Litigation. No action, suit, or proceeding will have been instituted or will have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange, or which would reasonably be expected to restrict materially the operation of the business of VIGILANT or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers. VIGILANT is not a party to any legal proceeding; however, as set forth in its Form 10-K for the years ended December 31, 2017 and 2016, it may pursue binding mediation against a third party.

Section 2.8 Subsidiaries. VIGILANT does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold, with the power to vote, any shares of the capital stock of any entity (including, without limitation, corporations, partnerships, and joint ventures). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of VIGILANT. There are no other direct or indirect subsidiaries of VIGILANT which would be or are required to be consolidated or accounted for on the equity method in the consolidated financial statements of VIGILANT prepared in accordance with generally accepted accounting principles.

Section 2.9 Piggyback Registration Rights; Equity Financings. VIGILANT grants to Keswick, LLC and L. Miller Investments, LLC, two of FUGA’s three senior secured creditors, piggyback registration rights for the common stock issuable upon the conversion of their Senior Secured Promissory Notes (the “Notes”), in the event they elect to convert the Notes in accordance with their respective Amendment to Secured Promissory Note and Security Agreements dated October 17, 2018 (the “Secured Agreements”).

Section 2.10 Equity Financings. Vigilant will apply the proceeds of any equity financing greater than $500,000 toward the repayment of the Notes as set forth in Section 9.a. of the Secured Agreements. Vigilant will apply the proceeds of any equity financing greater than $750,000 toward the repayment of the SalAero Note as set forth in Section 9.a. of the SalAero Amendment to Secured Promissory Note and Security Agreement dated October 17, 2018 (the “SalAero Secured Agreement”).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FUGA

FUGArepresents, warrants and agrees as follows:

Section 3.1 Corporate Organization.

a. FUGA is duly organized, validly existing and in good standing under the laws of the State of Wyoming and has all requisite corporate power and authority to own their properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by FUGA or the ownership or leasing of their properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of FUGA (a “FUGA Material Adverse Effect”).

b. Copies of the Articles of Incorporation of FUGA, with all amendments thereto to the date hereof, have been furnished to VIGILANT, and such copies are accurate and complete as of the date hereof. The minute books of FUGA are current as required by law, contain the minutes of all meetings of the Board of Directors and Stockholder of FUGA, respectively, and committees of the Board of Directors of FUGA from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of FUGA.

Section 3.2 Capitalization of FUGA; Title to the FUGA Shares.

a. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, FUGA shall have authorized: (i) 1,000,000 shares of common shares, no par value per share, of which 500,000 shares are issued and outstanding. Except as set forth in Schedule 3.2.a, there are outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of FUGA. As of the date of this Agreement, the FUGA Stockholders hold the FUGA Shares as set forth on Exhibit A, free of any lien or encumbrance.

Section 3.3 Subsidiaries and Equity Investments; Assets. As of the date hereof and on the Closing Date, FUGA does not directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity.

Section 3.4 Authorization and Validity of Agreements. FUGA has all corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FUGA and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of FUGA are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. FUGA Stockholder approvals are required to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each FUGA Stockholder which is not a natural person (“Entity Shareholder”) and the consummation of the transactions contemplated hereby by each Entity Shareholder have been duly authorized by all necessary action by the Entity Shareholder and no other proceedings on the part of FUGA or any FUGA Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. The execution, delivery and performance of this Agreement by FUGA or any FUGA Stockholder does not and will not violate or conflict with any provision of the constituent documents of FUGA, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which FUGA or any FUGA Stockholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of FUGA or any FUGA Stockholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which FUGA or any FUGA Stockholder is bound.

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Section 3.6 Financial Statements. The financial statements of FUGA for the years ended December 31, 2017 and 2016 and for the nine months ended September 30, 2018 and 2017, consisting of the unaudited balance sheets, statements of operations, statements of cash flows and statement of shareholders’ equity, including all related notes, fairly present in all material respects the financial position of each company as at the respective dates thereof.

Section 3.7 Investment Representations.

a. The VIGILANT Shares will be acquired hereunder by each FUGA Stockholder solely for the account of such FUGA Stockholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, however, to each FUGA Stockholders’ right at all times to sell or otherwise dispose of all or any part of such shares under the Securities Act of 1933, as amended and other applicable federal and state securities laws. Each FUGA Stockholder understands and is able to bear any economic risks associated with such FUGA Stockholders’ investment in the VIGILANT Shares. Each FUGA Stockholder has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the VIGILANT Shares to be acquired under this Agreement. Each FUGA Stockholder further has had an opportunity to ask questions and receive answers from VIGILANT’s management regarding VIGILANT and to obtain additional information (to the extent VIGILANT’s management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such FUGA Stockholder or to which the FUGA Stockholder had access.

b. FUGA Stockholder Status

(i) Except for Jeanette Gandatresna, each FUGA Stockholder hereby agrees and acknowledges that it is “U.S. Person” (as defined below) at the time the FUGA Stockholder was offered the VIGILANT Shares and as of the date hereof. For the purpose of this Agreement, a “U.S. Person” means:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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(ii) Each FUGA Stockholder understands that no action has been or will be taken in any jurisdiction by VIGILANT that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.

(iii) Each FUGA Stockholder (i) except for Jeanette Gandatresna, as of the date of this Agreement is located within the United States, and (ii) is not purchasing the VIGILANT Shares for the account or benefit of any non-U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(iv) Each FUGA Stockholder agrees not resell the VIGILANT Shares except in accordance with the provisions of Regulation D, pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(v) Each FUGA Stockholder agrees: (i) to not engage in hedging transactions with regard to shares of VIGILANT unless in compliance with the 1933 Act; and (ii) as applicable, to include statements in any documentation with regard to VIGILANT Shares to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vi) No form of “directed selling efforts” (as defined under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by any FUGA Stockholder nor any of their representatives in connection with the offer and sale of the VIGILANT Shares.

c. To the best knowledge of each FUGA Stockholder, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the VIGILANT Shares are being acquired by each FUGA Stockholder for investment purposes.

d. The FUGA Stockholders hereby agree that the VIGILANT Shares, upon issuance, shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN TRANSACTION TO A PERSON WHO IS A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION D UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR A NON-U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE 1933 ACT. NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS OR A NON-U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D OR S, RESPECTIVELY, UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Section 3.8 Brokers’ Fees. No FUGA Stockholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

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Section 3.9 Litigation. Except as set forth on Schedule 3.8, no action, suit, or proceeding will have been instituted or will have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange, or which would reasonably be expected to restrict materially the operation of the business of FUGA or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

ARTICLE IV

COVENANTS

Section 4.1 Consents and Approvals. Without limitation of the foregoing, the parties shall:

a. use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

b. diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.2 Stock Issuance. From and after the date of this Agreement until the Closing Date, FUGA shall not issue any additional shares of their capital stock. Vigilant will offer shares of its stock to investors to provide working capital to it. The number of shares and share price will be determined by Vigilant’s board of directors.

Section 4.3 Post-closing Stock Issuance. After the Closing Date, VIGILANT shall issue the FUGA Shares as set forth in Exhibit A.

Section 4.4 Registration of Shares. Promptly after the Closing Date, the Shareholders and management of VIGILANT shall cause VIGILANT to file with the Securities and Exchange Commission a registration statement under the Securities Act to register for sale to the public such number of authorized but unissued shares of VIGILANT common stock as the board determines to be required to meet its working capital requirements for the next twelve months as well as any shares that may be required to be registered under any FUGA or VIGILANT agreements. To the extent permitted by law, such registration statement shall also include all previously issued VIGILANT shares and may include such other shares as VIGILANT determines. VIGILANT shall use their best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after the of Closing Date.

Section 4.5 Subsequent Events. Five (5) days prior to the Closing Date, each party will advise the other party in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at any time prior to or at the Effective Date) would cause a condition either party’s obligations under this Agreement not to be fully satisfied.

Section 4.6 Updated Schedules. Not less than five business days prior to the Closing Date, both parties will deliver to the other party any updates to the schedules to its representations which may be required to disclose events or circumstances arising after this date. Such schedules will be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule will not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule. For purposes of determining whether the conditions set forth in Article II for VIGILANT’s and Article III for FUGA’s obligations have been met, any such updated schedules delivered to the other party will be disregarded unless VIGILANT OR FUGA will have agreed to accept any changes reflected in such updated schedules.

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Section 4.7 Rights of Access. From this date this Agreement FUGA will give to VIGILANT and to its representatives, including its certified public accountants full access during normal business hours to all of the property, documents, contracts, books, and records of FUGA, and such information with respect to its business affairs and properties as VIGILANT from time to time may reasonably request.

Section 4.8 Extraordinary Transactions. Without the prior written consent of VIGILANT, FUGA will not, on or after the date of this Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities or grant any options to acquire such additional securities; (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein unless the board of directors of FUGA, based upon the advice of legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law; (d) convert the form of entity of FUGA from that in existence on the date of this Agreement to any other form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $5,000 or which in the aggregate exceed $10,000; (i) except for increases in the ordinary course of business in accordance with past practices, and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Agreement; nor (l) change the nature or increase the concentration of risk of investments and of cash and cash equivalents.

Section 4.9 Preservation of Business. FUGA will (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with all those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Effective Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF FUGA AND THE FUGA STOCKHOLDERS

The obligations of FUGA and each FUGA Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both FUGA and each FUGA Stockholder in their sole discretion:

Section 5.1 Representations and Warranties of VIGILANT. All representations and warranties made by VIGILANT in this Agreement shall be true and correct on and as of the Closing Date as if again made by VIGILANT as of such date.

Section 5.2 Agreements and Covenants. VIGILANT shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

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Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of VIGILANT shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents. FUGA shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of VIGILANT or in furtherance of the transactions contemplated by this Agreement as FUGA or their counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF VIGILANT

The obligations of VIGILANT to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by VIGILANT in its sole discretion:

Section 6.1 Representations and Warranties of FUGA. All representations and warranties made by FUGA in this Agreement shall be true and correct on and as of the Closing Date as if again made by FUGA on and as of such date.

Section 6.2 Agreements and Covenants. FUGA shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of FUGA, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents. VIGILANT shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of FUGA or in furtherance of the transactions contemplated by this Agreement as VIGILANT or its counsel may reasonably request including, but not limited to, the Audit Report of its independent third party auditor.

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ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1 Methods of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time before October 31, 2018, by notice of either VIGILANT or FUGA to the other party.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 8.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to FUGA or the FUGA Stockholders, to:

FUGA, Inc.

2754 NW Crossing Drive, Suite 201

Bend, OR 97703

Attention: Robert Salvo

E-mail: rbs@airfuga.com

If to VIGILANT, to:

Vigilant Diversified Holdings, Inc.

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660-8011

Attention: Donald P. Hateley, CEO

Fax: (310) 388-5899

E-mail: dhateley@intercappartners.com

With a copy to:

Hateley & Hampton

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Attention: Donald P. Hateley, Esq., CPA

Fax: (310) 388-5899

E-mail: dhateley@hateleyhampton.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

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Section 8.6 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, schedules, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.10 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.5.

Section 8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Signatures’ Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VIGILANT DIVERSIFIED HOLDINGS, INC.

By:	/s/ Donald P. Hateley
Donald P. Hateley
Its:	Chief Executive Officer

FUGA, Inc.

By:	/s/ Robert Salvo
Robert Salvo
Its:	Chief Executive Officer

[FUGA Stockholder signatures on next page]

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FUGA, INC. STOCKHOLDERS

SALAERO, INC.

By:	/s/ Robert Salvo
Robert Salvo
Its:	CEO

BONITA C. PHILLIPS

By:
Bonita C. Phillips

MARK EATON

By:	/s/ Mark Eaton
Mark Eaton

JEANETTE GANDATRESNA

By:
Jeanette Gandatresna

CAROLINA MARIN

By:	/s/ Carolina Marin
Carolina Marin

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